Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-269778 to the Form S-4 of our report dated June 28, 2023, relating to the financial statements of Falcon’s Beyond Global, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, Florida
August 14, 2023